Exhibit (a)(1)(iv)

LETTER TO CLIENTS

PDL BIOPHARMA, INC.

EXCHANGE OFFER FOR

ALL OUTSTANDING

2.875% CONVERTIBLE SENIOR NOTES DUE FEBRUARY 15, 2015

(CUSIP Nos. 69329YAB0 and 69329YAA2)

for new 2.875% Series 2011 Convertible Senior Notes due February 15, 2015

Pursuant to the Offering Memorandum dated November 15, 2011

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 13, 2011, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION TIME”). TENDERS MAY BE WITHDRAWN AT ANY TIME AT OR PRIOR TO THE EXPIRATION TIME.

To our Clients:

Enclosed for your consideration is the offering memorandum dated November 15, 2011 (the “Offering Memorandum”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”) that together constitute the offer (the “Exchange Offer”) by PDL BioPharma, Inc., a Delaware corporation (the “Company”), to exchange up to $180,000,000 in aggregate principal amount of outstanding 2.875% Convertible Senior Notes due February 15, 2015 (the “Old Notes”), for a like principal amount of new 2.875% Series 2011 Convertible Senior Notes due February 15, 2015 (the “New Notes”), and a cash payment, upon the terms and subject to the conditions set forth in the Offering Memorandum and the Letter of Transmittal. As set forth in the Offering Memorandum, the terms of the New Notes will be substantially the same as the terms of the Old Notes, except that the New Notes will contain (i) a net share settlement feature and (ii) a conditional conversion feature. As a result of these new features, the anti-dilution provisions and settlement procedures for the New Notes have been modified, and clarifying language was added to the anti-dilution provisions in conformity with our 3.75% Convertible Senior Notes due May 15, 2015, which also convert on a net share settlement basis. The Offering Memorandum and the Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the meanings given to them in the Offering Memorandum.

This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account, but not registered in your name. A tender of such Old Notes can be made only by us as the registered holder for your account and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used to tender Old Notes.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Offering Memorandum and Letter of Transmittal.

The Exchange Offer will expire at 5:00 p.m., New York City time, on December 13, 2011, unless extended by the Company. If you desire to exchange your Old Notes in the Exchange Offer, your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf at or prior to the Expiration Time in accordance with the provisions of the Exchange Offer. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time at or prior to the Expiration Time.

Your attention is directed to the following:

1.	The Exchange Offer is described in and subject to the terms and conditions set forth in the Offering Memorandum and the Letter of Transmittal.

2.	The Exchange Offer is for any and all Old Notes.

3.	Subject to the terms and conditions of the Exchange Offer, the Company will accept for exchange promptly following the Expiration Time all Old Notes validly tendered and will issue New Notes and make the cash payment promptly after such acceptance.

4.	Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

5.	The Exchange Offer expires at 5:00 p.m., New York City time, on December 13, 2011, unless extended by the Company. If you desire to tender any Old Notes pursuant to the Exchange Offer, we must receive your instructions in ample time to permit us to effect a tender of the Old Notes on your behalf at or prior to the Expiration Time.

Pursuant to the Letter of Transmittal, you acknowledge that the Exchange Offer is being made in reliance upon Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), to exempt the Exchange Offer from the registration requirements of the Securities Act.

The enclosed “Instructions to Registered Holder from Beneficial Owner” form contains an authorization by you, as the beneficial owner of Old Notes, for us to make, among other things, the foregoing acknowledgments on your behalf.

We urge you to read the enclosed Offering Memorandum and Letter of Transmittal in conjunction with the Exchange Offer carefully before instructing us to tender your Old Notes. If you wish to tender any or all of the Old Notes held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form attached hereto.

None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given, your signature on the attached “Instructions to Registered Holder from Beneficial Holder” shall constitute an instruction to us to tender ALL of the Old Notes held by us for your account.

PDL BIOPHARMA, INC.

Instructions to Registered Holder

from Beneficial Owner

of

2.875% CONVERTIBLE SENIOR NOTES DUE FEBRUARY 15, 2015

(CUSIP Nos. 69329YAB0 and 69329YAA2)

The undersigned hereby acknowledges receipt of the offering memorandum dated November 15, 2011 (the “Offering Memorandum”) of PDL BioPharma, Inc., a Delaware corporation (the “Company”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), that together constitute the offer (the “Exchange Offer”) to exchange up to $180,000,000 in aggregate principal amount of outstanding 2.875% Convertible Senior Notes due February 15, 2015 (the “Old Notes”), for a like principal amount of new 2.875% Series 2011 Convertible Senior Notes due 2015 (the “New Notes”), and a cash payment, upon the terms and subject to the conditions set forth in the Offering Memorandum and the Letter of Transmittal.

This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned, on the terms and subject to the conditions in the Offering Memorandum and Letter of Transmittal.

The aggregate principal amount of the Old Notes held by you for the account of the undersigned is (fill in the amount):

$                     of the 2.875% Convertible Senior Notes due February 15, 2015 (CUSIP No. 69329YAB0)

$                     of the 2.875% Convertible Senior Notes due February 15, 2015 (CUSIP No. 69329YAB0)

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if less than all):

$                     of the 2.875% Convertible Senior Notes due February 15, 2015 (CUSIP No. 69329YAB0)

$                     of the 2.875% Convertible Senior Notes due February 15, 2015 (CUSIP No. 69329YAB0)

☐	NOT to tender any Old Notes held by you for the account of the undersigned.

If the undersigned is instructing you to tender the Old Notes held by you for the account of the undersigned, the undersigned agrees and acknowledges that you are authorized:

•

to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations, warranties and acknowledgments contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Old Notes.

•	to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

•	to take such other action as necessary under the Offering Memorandum or the Letter of Transmittal to effect the valid tender of Old Notes.

SIGN HERE

Name of Beneficial Owner:

Signature:

Capacity (full title) (1):

Address:

Telephone Number:

Taxpayer Identification Number or Social Security Number:

☐	CHECK HERE IF YOU ARE A BROKER DEALER

Date:                    , 2011

(1)	Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity.

2